                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                              NBC INTERNET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid
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


On April 9th, 2001, NBC Internet, Inc. issued the following joint press release together with NBC.


                     NBC TO ACQUIRE NBC INTERNET INC. (NBCi)


NEW YORK, NY and SAN FRANCISCO, CA (April 9, 2001) - NBC and Internet portal company NBCi (Nasdaq: NBCI) announced today that they have entered into a merger agreement under which NBC will acquire all of NBCi and integrate its properties into NBC. NBCi was created in 1999, when NBC merged several of its key Internet assets with XOOM.com and Snap.com.

NBC is currently a minority shareholder in NBCi, holding approximately 38.6% of the company's outstanding shares. Under terms of the agreement, public shareholders of NBCi will receive $2.19 for each share of NBCi that they own. This price represents a 46% premium over NBCi's closing price of $1.50 on Friday, April 6. As a result of the merger, NBC will own all of the remaining assets and liabilities of NBCi.

"NBC has been a pioneer in new technologies, and the steps we took to create NBCi were in keeping with that tradition," said Bob Wright, Vice Chairman, GE, and President, NBC. "However, recent changes in the portal space and the Internet advertising market have caused us to reexamine this initiative. This acquisition will enable us to build on our competitive advantage in the Internet arena while leveraging our core competencies as a network."

NBC is in the process of determining how NBCi's assets will be utilized. NBC's strategy for these Web properties will be developed over the next several months.

"This transaction lays the groundwork for future decisions about our online presence," said Mark Begor, CFO, NBC, and President, NBC Business Development and Interactive Media. "This begins the next phase in the evolution of our Internet strategy as we seek to build successful models like MSNBC.com, the #1 news site on the Internet, and CNBC.com, the stickiest financial site on the Web."

The transaction was separately negotiated and approved by the non-NBC members of NBCi's board of directors. Dresdner Kleinwort Wasserstein served as financial advisor to the non-NBC members of the board in connection with the transaction. The agreement is subject to customary conditions, including the approval of a majority of the shares held by NBCi's public shareholders. The transaction is expected to be completed some time this summer.

"Today's declining market conditions in the Internet space have made it difficult for NBCi to remain competitive," said Will Lansing, CEO, NBCi. "This was a hard decision, but in the end we have determined that this course of action is best for the company's public stockholders. They will be receiving a substantial premium over the current share price, in an environment in which only top tier portal services are even close to being profitable. Rather than continuing to operate at a significant loss, and having the value of NBCi continue to erode, we believe this transaction is in the best interest of NBCi's public stockholders."

Consistent with its existing plans, NBCi will immediately begin reducing the size of its workforce as it prepares to scale down the business.

NBC and NBCi will hold a conference call on Monday, April 9th, 2001 at 11:00 AM
(ET) with key executives to discuss the transaction. The call number is 1-800-289-0493. A replay will be available after 2:00 PM (ET) at 1-888-203-1112
(confirmation code: 464024).

ABOUT NBC
---------
The nation's first broadcast network, NBC has evolved into a diverse, international media company. In addition to the NBC Television Network and 13 television stations, the company owns CNBC, operates MSNBC in partnership with Microsoft, and maintains equity interests in Arts & Entertainment, the History Channel, and Rainbow Media Holdings, Inc. NBC owns equity stakes in several new media companies in addition to NBCi. International holdings include CNBC Europe and CNBC Asia, which are services of NBC and Dow Jones, and an equity position in National Geographic Channels International.

ABOUT NBC INTERNET INC.
-----------------------
NBC Internet Inc. (NBCi) is a leading Internet company that helps consumers access Internet resources, leveraging user data to broker information, commercial, and entertainment transactions between consumers and marketing partners. NBCi's flagship consumer Internet portal, NBCi.com, provides Internet search and directory, information, community, personal file storage, e-commerce, and entertainment services for both narrowband and broadband users.

NBCi was launched in November 1999 through the combination of NBC and CNET's Snap.com, Xoom.com, NBC.com, NBC Interactive Neighborhood, VideoSeeker, and a 10 percent equity stake in CNBC.com. NBC Internet publicly trades under the ticker NBCI on The Nasdaq Stock Market(R). NBC, a subsidiary of General Electric Company (GE), holds a 38.6 percent ownership stake in NBCi. NBCi has headquarters in San Francisco and has offices in New York City, Los Angeles and Chicago.

FORWARD LOOKING STATEMENTS
--------------------------
This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are often identified by words such as "expect" "anticipated" and "intend." These forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The forward-looking statements address the following subjects, among others: expected date of closing the merger, future financial and operating results, and timing and benefits of the merger. Statements regarding the expected date of completion of the transaction are subject to the risk that the closing conditions will not be satisfied, including the risk that regulatory approvals will not be obtained or that the stockholders of NBCi will not approve the merger and that the merger will not be consummated.

For risks about NBCi`s business; see its Form 10-K for the year ended December 31, 2000, as well as its other SEC filings.

Investors and stockholders are urged to read the proxy statement regarding the merger that will be filed by NBCi with the Securities and Exchange Commission. The proxy statement will contain important information that stockholders should consider before making any decision regarding the proposed merger. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed by NBCi at the Commission's web site at www.sec.gov. In addition to the proxy statement, NBCi files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements and other information filed by NBCi at the Commission's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800-SEC-0330 for further information on public reference rooms. The proxy statement and these other documents may also be obtained for free from NBCi.

NBC, NBCi and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NBCi in favor of the merger. The directors and executive officers of NBC and their beneficial ownership of NBCi common stock are set forth in the Schedule 13D filed by NBC on April 9, 2001. The directors and executive officers of NBCi and their beneficial ownership of NBCi common stock are set forth in the proxy statement for the 2000 annual meeting of NBCi. You may obtain those documents free of charge at the Commission's website, www.sec.gov. Stockholders of NBCi may obtain additional information regarding the interests of the foregoing people by reading the proxy statement when it becomes available.

                                      # # #

Contacts:
Cory Shields, NBC, 212-664-3457, cory.shields@nbc.com
Rebecca Tompkins, NBC, 212-664-3505, rebecca.tompkins@nbc.com
Roger Maes, NBCi, 415-375-5109, roger.maes@nbci.com